Exhibit 99.1
Marvell Technology, Inc. Reports Fourth Quarter and Fiscal Year 2026
Financial Results

•Q4 Net Revenue: $2.219 billion, a new record, grew by 22% year-on-year
•Q4 Gross Margin: 51.7% GAAP gross margin; 59.0% non-GAAP gross margin
•Q4 Diluted income per share: $0.46 GAAP diluted income per share; $0.80 non-GAAP diluted income per share

Santa Clara, Calif. (March 5, 2026) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today reported financial results for the fourth fiscal quarter and fiscal year ended January 31, 2026.

Net revenue for the fourth quarter of fiscal 2026 was $2.219 billion, $19.0 million above the mid-point of the Company’s guidance provided on December 2, 2025. GAAP net income for the fourth quarter of fiscal 2026 was $396.1 million, or $0.46 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2026 was $685.1 million, or $0.80 per diluted share. Cash flow from operations for the fourth quarter was $373.7 million.

Net revenue for fiscal 2026 was $8.195 billion, a new record. GAAP net income for fiscal 2026 was $2.670 billion, or $3.07 per diluted share. Non-GAAP net income for fiscal 2026 was $2.466 billion, or $2.84 per diluted share.

“Marvell delivered record fiscal 2026 revenue of $8.195 billion, growing 42% year-over-year, driven by robust AI demand. We also delivered GAAP EPS of $3.07 and non-GAAP EPS of $2.84, up 81% year-over-year, demonstrating the strong operating leverage in our business model,” said Matt Murphy, Marvell’s Chairman and CEO. “We expect year-over-year revenue growth to accelerate each quarter in fiscal 2027, driven by continued strength in our data center business, with bookings continuing to grow at a record pace. In addition to our strong results and outlook, our design wins in fiscal 2026 hit an all-time record, which we expect will continue to fuel our future growth.”

The financial outlook for the first quarter of fiscal 2027 includes expected results of Celestial AI and XConn Technologies as both acquisitions closed subsequent to our fiscal 2026 year end.

First Quarter of Fiscal 2027 Financial Outlook

•Net revenue is expected to be $2.400 billion +/- 5%.
•GAAP gross margin is expected to be 51.4% to 52.4%.
•Non-GAAP gross margin is expected to be 58.25% to 59.25%.
•GAAP operating expenses are expected to be approximately $872 million.
•Non-GAAP operating expenses are expected to be approximately $575 million.
•Basic weighted-average shares outstanding are expected to be 876 million.
•Diluted weighted-average shares outstanding are expected to be 883 million.
•GAAP diluted net income per share is expected to be $0.31 +/- $0.05 per share.
•Non-GAAP diluted net income per share is expected to be $0.79 +/- $0.05 per share.

GAAP diluted EPS is calculated using basic weighted-average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted-average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted-average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, March 5, 2026 at 1:45 p.m. Pacific Time to discuss results for the fourth fiscal quarter and fiscal year 2026. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. Interested parties may also join the live conference call via telephone by using the ‘Call me TM’ link provided in the press release on February 9, 2026, and on the Quarterly Earnings section of the Marvell Investor Relations website, to receive an instant automated call back. To join the call via telephone with operator assistance, please dial 1-877-407-8291 or 1-201-689-8345. A replay of the call can be accessed by dialing 1-877-660-6853 or 1-201-612-7415, passcode 13758656 until Thursday, March 12, 2026.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, gain on sale of business, acquisition and divestiture related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, recognition of contractual obligations, employee severance costs, and facility exit related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business. Although Marvell excludes the amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and that such amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of intangible assets contributed to Marvell’s revenues earned during the periods presented and are expected to contribute to Marvell’s future period revenues as well.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell’s estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell’s non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell’s geographic mix of revenue and expenses; or changes to Marvell’s corporate structure. For the fourth quarter of fiscal 2026, a non-GAAP tax rate of 10.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain types of compensation including Marvell’s annual incentive plan and certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “may,” “can,” “will,” “would” and similar expressions identify such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, the statements describing our financial outlook and future period revenues. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to our ability to estimate customer demand and future sales accurately; our ability to define, design, develop and market products for the data center and communications markets; risks related to our dependence on a few customers for a significant portion of our revenue, particularly as our major customers comprise an increasing percentage of our revenue, as well as risks related to a significant portion of our sales being concentrated in the data center end market; risks related to the potential impact of AI on our business model and products; risks that our customers develop their own solutions, vertically integrate which may reduce the need for our products, or acquire fully developed solutions from third parties; our ability to secure design wins from our customers and prospective customers; the impact of international conflict (such as the current armed conflicts in the Ukraine and in Israel and the Middle East) and economic volatility in either domestic or foreign markets including risks related to trade conflicts or tensions, regulations, and tariffs, including but not limited to, trade restrictions imposed on our Chinese customers; risks related to changes in general macroeconomic conditions, or expectations of such conditions, such as high or rising interest rates, macroeconomic slowdowns, recessions, inflation, and stagflation; risks related to higher inventory levels; risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to realize the expected benefits from restructuring activities; the risk of downturns in the semiconductor industry or our customer end markets; our ability to complete and realize the anticipated benefits of any acquisitions, divestitures and investments; our ability to retain and hire key personnel; risks related to our return to working full time in the office; cybersecurity risks; our ability to limit costs related to defective products; risks related to our debt obligations; risks related to the rapid growth of the Company; delays or increased costs related to completing the design, development, production and introduction of our new products due to a variety of issues, including supply chain cross-dependencies, dependencies on EDA and similar tools, dependencies on the use of third-party, business partner or customer intellectual property, collaboration and synchronization requirements with business partners and customers, requirements to establish new manufacturing, testing, assembly and packing processes, and other issues; our reliance on our manufacturing partners for the manufacture, assembly, testing and packaging of our products; supply chain disruptions or component shortages that may impact the production of our products including our kitting process or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers; risks related to the ASIC business model which requires us to use third-party IP including the risk that we may lose business or experience reputational harm if third parties, including customers, lose confidence in our ability to protect their IP rights; the risks associated with manufacturing and selling products and customers’ products outside of the United States; decreases in gross margin and results of operations in the future due to a number of factors, including high or increasing interest rates and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our Sustainability program; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry, including any consolidation of our manufacturing partners; our ability to protect our intellectual property; risks related to the impact of future pandemics; our maintenance of an effective system of internal controls; financial institution instability; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 30 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, and carrier architectures transform—for the better.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	January 31, 2026	November 1, 2025	February 1, 2025	January 31, 2026	February 1, 2025
Net revenue	$2,218.7	$2,074.5	$1,817.4	$8,194.6	$5,767.3
Cost of goods sold	1,070.8	1,004.7	900.0	4,013.9	3,385.1
Gross profit	1,147.9	1,069.8	917.4	4,180.7	2,382.2

Operating expenses:
Research and development	536.0	512.5	499.0	2,075.2	1,950.4
Selling, general and administrative	198.0	189.9	195.7	767.1	798.2
Restructuring related charges (gains), net	9.5	9.6	(12.5)	15.5	353.9
Total operating expenses	743.5	712.0	682.2	2,857.8	3,102.5
Operating income (loss)	404.4	357.8	235.2	1,322.9	(720.3)
Interest expense	(50.8)	(51.2)	(45.0)	(202.6)	(189.4)
Interest income and other, net	28.0	1,908.8	9.6	1,926.3	15.0
Interest and other income (loss), net	(22.8)	1,857.6	(35.4)	1,723.7	(174.4)
Income (loss) before income taxes	381.6	2,215.4	199.8	3,046.6	(894.7)
Provision (benefit) for income taxes	(14.5)	314.1	(0.4)	376.5	(9.7)
Net income (loss)	$396.1	$1,901.3	$200.2	$2,670.1	$(885.0)

Net income (loss) per share — basic	$0.47	$2.22	$0.23	$3.10	$(1.02)

Net income (loss) per share — diluted	$0.46	$2.20	$0.23	$3.07	$(1.02)

Weighted-average shares:
Basic	848.0	855.8	865.7	861.0	865.5
Diluted	856.2	863.7	879.9	869.7	865.5

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	January 31, 2026	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$2,638.8	$948.3
Accounts receivable, net	2,186.6	1,028.4
Inventories	1,388.0	1,029.7
Prepaid expenses and other current assets	247.2	113.9
Total current assets	6,460.6	3,120.3
Property and equipment, net	935.0	790.5
Goodwill	11,062.2	11,586.9
Acquired intangible assets, net	1,754.7	2,710.6
Deferred tax assets	345.9	401.2
Other non-current assets	1,726.9	1,595.0
Total assets	$22,285.3	$20,204.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,073.8	$622.2
Accrued liabilities	1,337.1	972.6
Accrued employee compensation	309.8	302.5
Short-term debt	499.8	129.5
Total current liabilities	3,220.5	2,026.8
Long-term debt	3,970.8	3,934.3
Other non-current liabilities	785.6	816.4
Total liabilities	7,976.9	6,777.5

Stockholders’ equity:
Common stock	1.7	1.7
Additional paid-in capital	12,950.9	14,534.1
Accumulated other comprehensive income	—	0.4
Retained earnings (Accumulated deficit)	1,355.8	(1,109.2)
Total stockholders’ equity	14,308.4	13,427.0
Total liabilities and stockholders’ equity	$22,285.3	$20,204.5

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Year Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Cash flows from operating activities:
Net income (loss)	$396.1	$200.2	$2,670.1	$(885.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	93.4	78.8	348.6	304.3
Stock-based compensation	143.0	147.6	590.8	597.4
Amortization of acquired intangible assets	223.6	247.1	942.0	1,052.6
Restructuring related charges (gains), net	—	4.7	(14.0)	528.8
Deferred income taxes	44.4	(5.7)	42.2	(111.9)
Gain on sale of business	—	—	(1,830.4)	—
Other expense, net	24.4	23.8	109.5	65.9
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(640.2)	(30.5)	(1,158.2)	93.2
Prepaid expenses and other assets	41.1	(172.8)	(242.4)	3.4
Inventories	(370.5)	(169.8)	(389.8)	(230.0)
Accounts payable	378.4	71.7	299.3	181.5
Accrued employee compensation	57.5	31.6	(10.5)	43.5
Accrued liabilities and other non-current liabilities	(17.5)	87.3	393.3	37.5
Net cash provided by operating activities	373.7	514.0	1,750.5	1,681.2
Cash flows from investing activities:
Purchases of technology licenses	(1.1)	(0.8)	(4.5)	(7.0)
Purchases of property and equipment	(114.3)	(69.9)	(354.1)	(284.6)
Proceeds from sales of property and equipment	—	—	27.4	0.5
Acquisitions, net of cash acquired	—	—	—	(10.4)
Net proceeds from sale of business	—	—	2,478.6	—
Other, net	(6.7)	0.4	(49.6)	0.8
Net cash provided by (used in) investing activities	(122.1)	(70.3)	2,097.8	(300.7)
Cash flows from financing activities:
Repurchases of common stock	(200.1)	(200.0)	(2,040.1)	(725.0)
Proceeds from employee stock plans	27.2	35.2	78.7	87.6
Tax withholding paid on behalf of employees for net share settlement	(77.3)	(84.6)	(240.7)	(274.9)
Dividend payments to stockholders	(50.8)	(51.9)	(205.1)	(207.5)
Payments on technology license obligations	(26.3)	(29.2)	(128.3)	(153.6)
Proceeds from borrowings	—	—	1,198.6	—
Principal payments of debt	—	(32.8)	(790.6)	(109.4)
Other, net	—	(0.2)	(30.3)	(0.2)
Net cash used in financing activities	(327.3)	(363.5)	(2,157.8)	(1,383.0)
Net increase (decrease) in cash and cash equivalents	(75.7)	80.2	1,690.5	(2.5)
Cash and cash equivalents at beginning of period	2,714.5	868.1	948.3	950.8
Cash and cash equivalents at end of period	$2,638.8	$948.3	$2,638.8	$948.3

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	January 31, 2026	November 1, 2025	February 1, 2025	January 31, 2026	February 1, 2025
GAAP gross profit	$1,147.9	$1,069.8	$917.4	$4,180.7	$2,382.2
Special items - expenses (income):
Stock-based compensation	10.5	14.1	10.1	49.2	47.3
Amortization of acquired intangible assets	148.8	153.4	169.5	639.0	721.7
Restructuring related charges (a)	—	0.5	1.1	0.5	357.9
Other cost of goods sold (b)	1.6	0.3	(6.1)	2.4	11.5
Total special items	160.9	168.3	174.6	691.1	1,138.4
Non-GAAP gross profit	$1,308.8	$1,238.1	$1,092.0	$4,871.8	$3,520.6

GAAP gross margin	51.7%	51.6%	50.5%	51.0%	41.3%
Stock-based compensation	0.5%	0.7%	0.6%	0.6%	0.8%
Amortization of acquired intangible assets	6.7%	7.4%	9.3%	7.8%	12.5%
Restructuring related charges (a)	—%	—%	0.1%	—%	6.2%
Other cost of goods sold (b)	0.1%	—%	(0.4)%	0.1%	0.2%
Non-GAAP gross margin	59.0%	59.7%	60.1%	59.5%	61.0%

Total GAAP operating expenses	$743.5	$712.0	$682.2	$2,857.8	$3,102.5
Special items - (expenses) income:
Stock-based compensation	(132.5)	(138.0)	(137.5)	(541.6)	(550.1)
Amortization of acquired intangible assets	(74.8)	(75.6)	(77.6)	(303.0)	(330.9)
Restructuring related charges (a)	(9.5)	(9.6)	12.5	(15.5)	(353.9)
Other (c)	(9.7)	(3.8)	(0.2)	(16.9)	(11.7)
Total special items	(226.5)	(227.0)	(202.8)	(877.0)	(1,246.6)
Total non-GAAP operating expenses	$517.0	$485.0	$479.4	$1,980.8	$1,855.9

GAAP operating margin	18.2%	17.2%	12.9%	16.1%	(12.5)%
Stock-based compensation	6.4%	7.3%	8.1%	7.2%	10.4%
Amortization of acquired intangible assets	10.1%	11.0%	13.6%	11.6%	18.3%
Restructuring related charges (a)	0.4%	0.5%	(0.6)%	0.2%	12.3%
Other cost of goods sold (b)	0.1%	—%	(0.3)%	—%	0.2%
Other (c)	0.5%	0.3%	—%	0.2%	0.2%
Non-GAAP operating margin	35.7%	36.3%	33.7%	35.3%	28.9%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	January 31, 2026	November 1, 2025	February 1, 2025	January 31, 2026	February 1, 2025
GAAP interest and other income (loss), net	$(22.8)	$1,857.6	$(35.4)	$1,723.7	$(174.4)
Special items - expenses (income):
Gain on sale of business	—	(1,830.4)	—	(1,830.4)	—
Other (c)	(7.8)	(52.5)	(5.8)	(44.7)	(9.3)
Total special items	(7.8)	(1,882.9)	(5.8)	(1,875.1)	(9.3)
Total non-GAAP interest and other loss, net	$(30.6)	$(25.3)	$(41.2)	$(151.4)	$(183.7)

GAAP net income (loss)	$396.1	$1,901.3	$200.2	$2,670.1	$(885.0)
Special items - expenses (income):
Stock-based compensation	143.0	152.1	147.6	590.8	597.4
Amortization of acquired intangible assets	223.6	229.0	247.1	942.0	1,052.6
Restructuring related charges (a)	9.5	10.1	(11.4)	16.0	711.8
Other cost of goods sold (b)	1.6	0.3	(6.1)	2.4	11.5
Gain on sale of business	—	(1,830.4)	—	(1,830.4)	—
Other (c)	1.9	(48.7)	(5.6)	(27.8)	2.4
Pre-tax total special items	379.6	(1,487.6)	371.6	(307.0)	2,375.7
Other income tax effects and adjustments (d)	(90.6)	241.3	(40.4)	102.5	(113.4)
Non-GAAP net income	$685.1	$655.0	$531.4	$2,465.6	$1,377.3

GAAP weighted-average shares — basic	848.0	855.8	865.7	861.0	865.5
GAAP weighted-average shares — diluted	856.2	863.7	879.9	869.7	865.5
Non-GAAP weighted-average shares — diluted (e)	856.2	863.7	879.9	869.7	876.8

GAAP diluted net income (loss) per share	$0.46	$2.20	$0.23	$3.07	$(1.02)
Non-GAAP diluted net income per share	$0.80	$0.76	$0.60	$2.84	$1.57

(a)	Restructuring and other related items include asset impairment charges, gain on sale of property, recognition of contractual obligations, employee severance costs, facility exit related charges, and other.

(b)	Other cost of goods sold include an intellectual property licensing claim and product claim related matters.

(c)	Other costs in operating expenses and interest and other income (loss), net include gain or loss on investments, and acquisition and divestiture related costs.

(d)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 10.0% for the three months and year ended January 31, 2026, and three months ended November 1, 2025. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 7.0% for the three months and year ended February 1, 2025.

(e)	In periods of GAAP net loss, non-GAAP diluted weighted-average shares differs from GAAP diluted weighted-average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the First Quarter of Fiscal Year 2027
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended May 2, 2026
GAAP net revenue	$2,400 +/- 5%
Special items:	—
Non-GAAP net revenue	$2,400 +/- 5%

GAAP gross margin	51.4% - 52.4%
Special items:
Stock-based compensation	0.65%
Amortization of acquired intangible assets	6.20%
Non-GAAP gross margin	58.25% - 59.25%

Total GAAP operating expenses	~$872
Special items:
Stock-based compensation	181
Amortization of acquired intangible assets	73
Integration related charges	31
Restructuring related charges and other	12
Total non-GAAP operating expenses	~$575

GAAP diluted net income per share	$0.31 +/- $0.05
Special items:
Stock-based compensation	0.22
Amortization of acquired intangible assets	0.25
Integration related charges	0.04
Restructuring related charges and other	0.01
Other income tax effects and adjustments	(0.04)
Non-GAAP diluted net income per share	$0.79 +/- $0.05

Quarterly Revenue Trend (Unaudited)

Our product solutions serve two end markets: (i) data center and (ii) communications and other. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (“AI”) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (“NAS”)
•Cloud and on-premise AI servers
•Cloud and on-premise general-purpose servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (“DCI”)

Communications and other
Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (“WAPs”)
•Network appliances (firewalls, and load balancers)
•Workstations

Carrier infrastructure •Broadband access systems •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (“RAN”) systems
Consumer •Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (“WAPs”) •Personal Computers (“PCs”) •Printers •Set-top boxes

Automotive/industrial
•Advanced driver-assistance systems (“ADAS”)*
•Autonomous vehicles (“AV”)*
•In-vehicle networking*
•Industrial ethernet switches
•United States military and government solutions
•Video surveillance

* These customer products and applications were divested as part of the automotive ethernet business sale on August 14, 2025.

Quarterly Revenue Trend (Unaudited) (Continued)

Beginning in the fourth quarter of fiscal 2026, the Company consolidated revenue previously reported separately as enterprise networking, carrier infrastructure, consumer and automotive/industrial end markets into a new communications and other end market, as shown below. The composition of our data center end market remains unchanged.

	Three Months Ended			% Change
Revenue by End Market (In millions)	January 31, 2026	November 1, 2025	February 1, 2025	YoY	QoQ
Data center	$1,651.3	$1,517.9	$1,365.8	21%	9%
Communications and other	567.4	556.6	451.6	26%	2%
Total Net Revenue	$2,218.7	$2,074.5	$1,817.4	22%	7%

	Three Months Ended
Revenue by End Market % of Total	January 31, 2026	November 1, 2025	February 1, 2025
Data center	74%	73%	75%
Communications and other	26%	27%	25%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com